UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 7, 2024

EXPEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1111 Expedia Group Way W.
Seattle, Washington 98119
(Address of principal executive offices) (Zip code)
(206) 481-7200
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	EXPE	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02.    Results of Operations and Financial Condition.
On February 8, 2024, Expedia Group, Inc. (“Expedia Group”) issued an earnings release and will hold a conference call regarding its financial results for the quarter and year ended December 31, 2023. A copy of the earnings release is furnished as Exhibit 99.1 hereto.
Expedia Group is making reference to non-GAAP financial measures in both the earnings release and the conference call. A reconciliation of these non-GAAP financial measures to the nearest comparable GAAP financial measures is contained in the attached Exhibit 99.1 earnings release.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 8, 2024, Expedia Group announced the appointment of Ariane Gorin, President of Expedia for Business, to serve as the Company’s Chief Executive Officer, succeeding Peter Kern. The appointment will be effective as of May 13, 2024 (the “Transition Date”), after which Mr. Kern will continue to serve as the Company’s Vice Chairman and as a member of the Company’s Board of Directors (the “Board”). The Company also announced that the Board had approved the expansion of its size from 12 to 13 members and the election of Ms. Gorin to fill the newly-created directorship, each effective as of February 12, 2024, and that the Board had designated Ms. Gorin to serve as a member of the Executive Committee of the Board, replacing Mr. Kern, effective as of the Transition Date.
Ms. Gorin has held executive leadership roles at Expedia Group for over 10 years, most recently serving as President of Expedia for Business since 2021. In this role, Ms. Gorin led Expedia Group’s global B2B business covering an ecosystem of travel suppliers, organizations that advertise on the Expedia Group platform, and partners that are powered by Expedia Group technology. Prior to 2021, she had served as President of Expedia Business Services, President of Expedia Partner Solutions, and Senior Vice President and General Manager of Expedia Partner Solutions. Prior to joining Expedia Group in 2013, Ms. Gorin spent 10 years at Microsoft in various sales, distribution and marketing roles. Before joining Microsoft, she was a consultant with the Boston Consulting Group, both in San Francisco and in Paris. Ms. Gorin has served on the Board of Directors of Adecco Group AG, a leading global talent company, since 2017 and is also a member of the advisory council of the Royal Philharmonic Orchestra in London. Ms. Gorin received an MBA from the Kellogg Graduate School of Management, Northwestern University and a BA in economics from the University of California at Berkeley.
There are no arrangements or understandings between Ms. Gorin and any other persons pursuant to which she was appointed Chief Executive Officer and elected as a member of the Board. There are also no family relationships between Ms. Gorin and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
CEO Employment Agreement
On February 7, 2024, Expedia, Inc. (“Expedia”), a wholly-owned subsidiary of the Company, entered into a new, long-term employment agreement with Ms. Gorin in connection with her appointment as the Company’s Chief Executive Officer (the “Gorin Employment Agreement”). The Gorin Employment Agreement is effective as of February 7, 2024 and has a term that expires on May 13, 2028 (the “Expiration Date”).

Compensation. Under the terms of the Gorin Employment Agreement, Ms. Gorin will receive an annual base salary of $1,250,000, beginning on the Transition Date. Ms. Gorin will also receive a one-time relocation payment of $100,000 and will be entitled to receive a monthly housing allowance of $32,000 per month, for a period of up to 18 months.

Severance. Upon a termination of Ms. Gorin’s employment by Expedia without cause (other than by reason of her death or disability) or by Ms. Gorin for good reason (each, a “Qualifying Termination”), subject to her execution and non-revocation of a release and compliance with the restrictive covenants described below:

•Expedia will continue to pay her base salary through the longer of (i) the completion of the term of the Gorin Employment Agreement, subject to a maximum of 36 months and (ii) twelve months (the “Salary Continuation Period”); provided that such payments will be offset by any amount earned by Ms. Gorin from another employer during such time period; and provided further that if Ms. Gorin experiences a Qualifying Termination prior to the Transition Date, she will be entitled to severance equal to three times her current base salary, payable through thirty-six months;

•all equity held by Ms. Gorin that otherwise would have vested during the 12-month period following termination of employment will accelerate; provided that any equity awards that vest less frequently than annually shall be treated as though such awards vested annually and any equity awards subject to performance conditions will vest only if and when such performance conditions are satisfied;

•Ms. Gorin will have 18 months following the date of termination to exercise any vested stock options granted by the Company (including stock options accelerated pursuant to the terms of the Gorin Employment Agreement) or, if earlier, through the scheduled expiration date of the options; and

•Expedia will pay Ms. Gorin a lump sum amount equal to the aggregate monthly premiums during the Salary Continuation Period for COBRA continuation coverage under Expedia’s group health plans at the level of coverage in which Ms. Gorin participated.

Restrictive Covenants. Ms. Gorin will be restricted from competing with the Company and from soliciting Expedia employees and business partners during the eighteen-month period following her termination of employment for any reason, except that the non-competition period shall be reduced to 12 months in the event of her termination after the Expiration Date.

Equity Grants. Ms. Gorin will be entitled to receive the following equity awards prior to March 31, 2024, subject to her continued employment with Expedia:

•an award of performance-based restricted stock units covering a target number of shares of Company Common Stock, rounded to the nearest whole share, equal to the quotient obtained by dividing $11,875,000 by the average of the closing prices of the Company’s common stock on the NASDAQ National Market System for the 30-trading day period ending on February 29, 2024 (the “2024 PSU Award”). The 2024 PSU Award will vest on February 15, 2027, subject to Ms. Gorin’s continued employment with Expedia through the vesting date and subject to satisfaction of the applicable performance goals determined by the Compensation Committee of the Board; and

•an award of restricted stock units covering a number of shares of the Company’s common stock, rounded to the nearest whole share, equal to the quotient obtained by dividing $11,875,000 by the average of the closing prices of Company’s common stock on the NASDAQ National Market System for the 30-trading day period ending on February 29, 2024 (the “2024 RSU Award”). One-sixteenth of the 2024 RSU Award will vest on May 15, 2024 and an additional one-sixteenth on the 15th day of the second month of each of the next 15 fiscal quarters, subject, in each case, to Ms. Gorin’s continued employment with Expedia through the applicable vesting date.

The foregoing description of the Gorin Employment Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 herewith and is incorporated by reference herein.
Item 7.01.    Regulation FD Disclosure.
A copy of the press release announcing Ms. Gorin's appointment is furnished as Exhibit 99.2 hereto.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in Items 2.02 and 7.01 above, and in the accompanying Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement between Ariane Gorin and Expedia, Inc., effective February 7, 2024
99.1	Earnings Release of Expedia Group, Inc., dated February 8, 2024
99.2	Press Release, dated February 8, 2024, Announcing CEO Appointment
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA GROUP, INC.

By:	/s/ Robert Dzielak
Robert Dzielak
Chief Legal Officer
Dated: February 8, 2024